Exhibit 99.1

Koch Industries Agrees to Acquire All of Infor

Remaining equity stake will be purchased from Golden Gate Capital

NEW YORK – February 4, 2020 – Infor, a global leader in business cloud software specialized by industry, announced today that an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc., has entered into a definitive agreement to acquire the remaining equity stake in Infor held by Golden Gate Capital. At the close of the transaction, Infor will become a standalone subsidiary of Koch Industries, and will continue to be operated by the company’s current management team from its headquarters in New York City.

In addition to being a key enterprise customer, Koch has been an investor in Infor since 2017. With the strength of its balance sheet and a AA corporate credit rating, Koch intends to quickly position Infor as one of the most well-capitalized companies in technology. Koch companies have made more than $26 billion in technology-related investments in the past six years, transforming a global portfolio of businesses spanning multiple industries.

“Koch’s decision to acquire Infor is a strong endorsement of our product strategy and focus on creating innovative solutions for our customers,” said Kevin Samuelson, CEO of Infor. “As a subsidiary of a $110 billion+ revenue company that re-invests 90% of earnings back into its businesses, we will be in the unique position to drive digital transformation in the markets we serve. We are rapidly expanding our industry-specific CloudSuites and offering customer experiences and outcomes that are well beyond what is standard in enterprise software.”

“Software is no longer an industry vertical; it is a disruptive layer that is transforming every facet of society,” said Jim Hannan, executive vice president and CEO of enterprises for Koch Industries. “As a global organization spanning multiple industries across 60 countries, Koch has the resources, knowledge and relationships to help Infor continue to expand its transformative capabilities.”

Infor has invested approximately $4 billion in product design and development to deliver industry-specific CloudSuites that solve the most challenging operational issues for over 68,000 customers around the globe. Infor’s CloudSuites are cloud-native, industry-specific and built to help companies modernize and drive immediate, tangible impact. Infor’s key industries include manufacturing, distribution, healthcare, public sector, retail and hospitality.

“Golden Gate Capital founded and began building Infor 18 years ago,” said David Dominik, co-founder of Golden Gate Capital. “We are selling our remaining stake to Koch Industries, our partner in Infor for the past three years, because of the significant strategic value between Infor and Koch.” Golden Gate Capital Managing Director Rishi Chandna added: “Over the past several years working with Koch Industries and the management team, it is very apparent that there is a great partnership with Koch that will take the company to its next level of success. We are very proud to have worked with the management team in transforming Infor repeatedly over the years as the market has evolved.”

The transaction is subject to customary conditions and regulatory approvals and is expected to close in the first half of 2020. Financial terms of the transaction were not disclosed.

About Infor

Infor is a global leader in business cloud software specialized by industry. With 17,000 employees and over 68,000 customers in more than 170 countries, Infor is transforming the way businesses operate through best-in-class technology, expertise, and customer-centricity. To learn more, please visit www.infor.com.

Infor customers include:

•	The top 20 aerospace companies

•	9 of the top 10 high tech companies

•	14 of the 25 largest U.S. healthcare delivery networks

•	19 of the 20 largest U.S. cities

•	18 of the top 20 automotive suppliers

•	14 of the top 20 industrial distributors

•	13 of the top 20 global retailers

•	4 of the top 5 brewers

•	17 of the top 20 global banks

•	9 of the 10 largest global hotel brands

•	7 of the top 10 global luxury brands

About Koch Industries, Inc.

Based in Wichita, Kansas, Koch Industries, Inc. is one of the largest private companies in America, with estimated annual revenues as high as $110 billion, according to Forbes. It owns a diverse group of companies involved in refining, chemicals, and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control systems; electronics, software and data analytics; minerals; glass; automotive components; ranching; commodity trading; and investments. Since 2003, Koch companies have invested nearly $105 billion in growth and improvements. With a presence in 60 countries, Koch companies employ nearly 130,000 people worldwide, with about 67,000 of those in the United States. From January 2009 to present, Koch companies have earned more than 1,300 awards for safety, environmental excellence, community stewardship, innovation, and customer service. For more news and information, visit www.KOCHind.com.

About Koch Equity Development LLC (KED)

With offices in Wichita and London, KED focuses its efforts on strategic acquisitions and industry agnostic principal investments. Significant principal investments completed include Getty Images, Global Medical Response, Meredith/Time Inc., Solera Holdings Inc., The ADT Corporation, and Transaction Network Services. Since 2012, KED has invested more than $10 billion of equity in principal investments. Since 2003, Koch companies have invested nearly $105 billion in acquisitions and other capital expenditures. With a presence in 60 countries, Koch companies employ nearly 130,000 people worldwide, with about 67,000 of those in the United States. From January 2009 to present, Koch companies have earned more than 1,300 awards for safety, environmental excellence, community stewardship, innovation, and customer service.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $15 billion of committed capital. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Other notable software investments sponsored by Golden Gate Capital include BMC Software, Vector Solutions, Neustar, Ensemble Health Partners, and 2020 Technologies. For more information, visit www.goldengatecap.com.

Contact information

Sharon Sulc

Infor

614.537.6634

sharon.sulc@infor.com

Rob Carlton

Koch Communications and Marketing

316.828.4070

Rob.Carlton@kochcm.com

Jenny Gore | David Isaacs

Golden Gate Capital | Sard Verbinnen & Co.

312.895.4700 | 415.618.8750

JGore@SARDVERB.com | DIsaacs@SARDVERB.com

Forward-looking statements

This press release contains forward-looking statements within the meaning of securities laws. The forward-looking statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. The forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements; including those that are discussed under Risk Factors in documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for our fiscal year ended April 30, 2019, filed with the SEC on June 25, 2019.

Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements included in this press release. The forward-looking statements included in this press release reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors described in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC including our Quarterly Reports on Form 10-Q.

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